Exhibit 99.1

Columbia Property Trust and Allianz Real Estate Form Joint Venture to Own Class-A Office Assets in the Nation’s Leading Gateway Markets

Partnership will allow Columbia to increase scale in its top markets on a leverage-neutral basis, with attractive cost of capital

NEW YORK / SAN FRANCISCO (July 6, 2017) - Columbia Property Trust, Inc. (NYSE: CXP) and Allianz Real Estate today announced that they have completed the formation of a joint venture to acquire and manage Class-A office properties located in select gateway markets in the United States.

The two companies have initially contributed three unencumbered properties to the joint venture that have a combined gross asset value of $1.26 billion, and the venture plans to acquire additional Class-A office properties in select gateway markets in the United States.

Columbia contributed two of its properties in the San Francisco Bay area. These include University Circle, a 451,000-square-foot office complex in Palo Alto valued at $540 million, which Columbia acquired in 2005, and 333 Market Street, a 657,000-square-foot office tower in the Financial District valued at $500 million, which Columbia acquired in 2012.

Allianz also simultaneously contributed 114 Fifth Avenue, a 352,000-square-foot office building in Manhattan valued at $220 million that Allianz has owned since 2015 along with its 1% partner, L&L Holding Company. Fully-leased to a strong roster of tenants, this landmark office asset is located in the vibrant Flatiron District of Midtown South and offers attractive historic architecture, tall ceilings and large floorplates throughout the building. The 19-story tower provides sweeping cityscape views and has few approaching capital needs, following a recent $45 million investment in infrastructure and contemporary renovations.

As a result of these transactions, Allianz now owns a 22.5% interest in University Circle and 333 Market Street, while Columbia owns 77.5% and will continue to oversee property management and leasing at these two properties, as well as management of day-to-day operations of the joint venture. At 114 Fifth Avenue, Columbia and Allianz each own 49.5%, while L&L retains its general partnership stake and will continue as the property management and leasing agent for this Midtown South building.

Within the next twelve months, Allianz will increase its ownership interest in both University Circle and 333 Market Street to 45%, thereby adjusting Columbia’s ownership percentage in these two properties to 55% and self-funding the venture for Columbia.

"Our joint venture with Allianz is the right vehicle for increasing scale within our core markets," said Nelson Mills, president and chief executive officer of Columbia Property Trust. "This partnership allows us to increase market presence without issuing stock or raising leverage, and we have found an ideal partner in Allianz, which shares our investment outlook and disciplined, long-term approach to investing. Additionally, with these transactions, we realize a portion of the substantial value we have created within our portfolio."

"This opportunity reflects the goal of our U.S. team to pursue high-quality, long-term investments with partners that share our vision and ability to create value," said Christoph Donner, chief executive officer, Allianz Real Estate of America. "In addition to an alignment of our investment strategies, the combination of our highly-experienced and knowledgeable teams of investment and asset management professionals will support growth in the portfolio of our joint investments over time. Columbia is a nimble, long-term investor and the formation of this joint venture further evidences that Allianz is a capital partner capable of seamless execution."

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and manages Class-A office buildings primarily in high-barrier-to-entry, primary markets. Its portfolio includes 16 operational properties containing eight million square feet, concentrated in New York, San Francisco, and Washington, D.C. Columbia carries an investment-grade rating from both Moody’s and Standard & Poor’s. For more information, please visit www.columbia.reit.

About Allianz Group
The Allianz Group is one of the world's leading insurers and asset managers with 86 million private and corporate customers. In 2016, more than 140,000 employees in over 70 countries achieved a total revenue of €122.4 billion euros and an operating profit of €10.8 billion. As at the end of 2016, the Allianz Group managed an investment portfolio amounting to €653 billion. In addition, our asset managers AllianzGI and PIMCO managed assets equivalent to €1.3 trillion euros for third parties. Allianz customers benefit from a broad range of insurance services, ranging from property and health insurance to assistance services to credit insurance and industrial insurance. With its investments, Allianz is active in numerous sectors, such as bonds, shares, infrastructure, real estate and renewable energy. The Group pursues long-term and value-generating strategies whilst giving consideration to return and risk aspects.

About Allianz Real Estate
Allianz Real Estate is the strategic center of expertise in real estate within the Allianz Group and a leading international real estate investment and asset manager. Allianz Real Estate develops and executes worldwide tailored portfolio and investment strategies on behalf of the Allianz companies, considering direct as well as indirect investments and real estate loans. The operational management of investments and assets is currently performed in 7 international subsidiaries and hubs in Germany, France, Switzerland, Italy, Spain/Portugal, USA and Asia/Pacific. The headquarters of Allianz Real Estate are located in Munich and Paris. Allianz Real Estate has approximately €50 bn assets under management.

About Allianz Real Estate of America
Allianz Real Estate of America is responsible for equity and commercial mortgage loan investments in the Americas. Allianz Real Estate of America, based in New York, has a portfolio of over $14 billion (€13 billion) with its holdings diversified across more than 30 metro markets and property types spanning office, multi-family, retail, and industrial.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, anticipated dividends, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2016, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com